Exhibit 99.1

        Printronix, Inc. Announces Appointment of New Director

    IRVINE, Calif.--(BUSINESS WIRE)--November 17, 2005--Printronix, Inc. (Nasdaq:PTNX) today announced the appointment of Charles E. Turnbull to its Board of Directors. Mr. Turnbull is presently President and CEO of Sagus International Inc. Previously, Mr. Turnbull was President of Zebra Technologies Corporation (Nasdaq:ZBRA), a manufacturer of computer printers for bar coding and supply chain applications. Before that he was President of the Commercial Products Group of Nashua Corporation from 1995 to 1997. Prior to that, Mr. Turnbull was President of the Polyken Technologies Division of Kendall International. From 1978 to 1994, Mr. Turnbull held various management positions of increasing responsibility with the Avery Dennison Corporation, including Vice President and General Manager of the Marking Films Division. Mr. Turnbull received a BS in industrial engineering from the University of Oklahoma and an MBA from the Harvard Graduate School of Business.
    Robert Kleist, President and CEO of Printronix, Inc., commented, "We are extremely pleased to welcome Chuck to Printronix's Board of Directors. He has an excellent understanding of the industry, and will be an immediate, valuable and contributing member of the Board of Directors."
    Except for historical information, this press release contains "forward-looking statements" about Printronix, within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as "objectives," "believes," "expects," "plans," "intends," "should," "estimates," "anticipates," "forecasts," "projections," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including: adverse business conditions and a failure to achieve growth in the computer peripheral industry and in the economy in general; the ability of the company to achieve growth in the Asia Pacific market; adverse political and economic events in the company's markets; a worsening of the global economy due to general conditions; a worsening of the global economy resulting from terrorist attacks or risk of war; a worsening of the global economy resulting from a resurgence of SARS (Severe Acute Respiratory Syndrome); the ability of the company to maintain its production capability in its Singapore plant or obtain product from its Asia Pacific suppliers should a resurgence of SARS occur; the ability of the company to hold or increase market share with respect to line matrix printers; the ability of the company to successfully compete against entrenched competition in the thermal printer market; the ability of the company to adapt to changes in requirements for radio frequency identification ("RFID") products by Wal-Mart and/or the Department of Defense and others; the ability of the company to attract and to retain key personnel; the ability of the company's customers to achieve their sales projections, upon which the company has in part based its sales and marketing plans; the ability of the company to retain its customer base and channel; the ability of the company to compete against alternate technologies for applications in its markets; and the ability of the company to continue to develop and market new and innovative products superior to those of the competition and to keep pace with technological change. The company does not undertake to publicly update or revise any of its forward-looking statements, even if experience or new information shows that the indicated results or events will not be realized.

    About Printronix, Inc.

    Since 1974, Printronix, Inc. (NASDAQ:PTNX) has created innovative printing solutions for the industrial marketplace and supply chain. The company is the worldwide market leader in enterprise solutions for line matrix printing and has earned an outstanding reputation for its high-performance thermal and fanfold laser printing solutions. Printronix also has become an established leader in pioneering technologies, including radio frequency identification (RFID) printing, bar code compliance and networked printer management. Printronix is headquartered in Irvine, California. For company information, see www.printronix.com.



    CONTACT: Printronix, Inc., Irvine
             Robert A. Kleist, 714-368-2863
             George L. Harwood, 714-368-2384
             or
             Investor Contact:
             EVC Group, LLC
             Douglas M. Sherk, 415-896-6818
             dsherk@evcgroup.com
             Jennifer Beugelmans, 415-896-6817
             jbeugelmans@evcgroup.com
             or
             Media Contact:
             WunderMarx, Inc.
             Cara Good, 949-860-2434, ext. 312
             cara.good@wundermarx.com